                                                               EXHIBIT (a)(1)(E)

                               WOLOHAN LUMBER CO.

                           OFFER TO PURCHASE FOR CASH
                                       BY
                               WOLOHAN LUMBER CO.
                   UP TO 1,500,000 SHARES OF ITS COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
   AT A PURCHASE PRICE NOT GREATER THAN $12.00 NOR LESS THAN $10.00 PER SHARE THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   EASTERN TIME, ON FRIDAY, DECEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.
                                                                November 9, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 9, 2000 and the related Letter of Transmittal in connection with the offer by Wolohan Lumber Co., a Michigan corporation, to purchase shares of its common stock, $1.00 par value per share. Wolohan is offering to purchase up to 1,500,000 shares at a price not greater than $12.00 nor less than $10.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares.

     Wolohan will select the lowest purchase price that will allow it to buy 1,500,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not withdrawn. All shares acquired in the offer will be acquired at the same purchase price.

     Wolohan's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement dated as of February 16, 2000, between Wolohan and Registrar and Transfer Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

     Only shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the purchase price will not be purchased if more than the number of shares Wolohan seeks are properly tendered. Shares tendered at prices in excess of the purchase price that is determined by Wolohan and shares not purchased because of proration or conditional tenders will be returned as promptly as practicable following the Expiration Date.

     Wolohan reserves the right, in its sole discretion, to purchase more than 1,500,000 shares pursuant to the offer, subject to applicable law.

     If at the expiration of the offer more than 1,500,000 shares, or any greater number of shares as Wolohan may elect to purchase, are properly tendered at or below the purchase price and not properly withdrawn before the Expiration Date, Wolohan will purchase shares first from any person (an "Odd Lot Holder") who owned beneficially or of record an aggregate of fewer than 100 shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on a Notice of Guaranteed Delivery, and properly tendered all those shares at or below the purchase price and then, subject to the conditional tender provisions, on a pro rata basis from all other shareholders who properly tender shares at prices at or below the purchase price.

     A tender of your shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the offer.

     Please note the following:

          1. Shares may be tendered at prices not greater than $12.00 nor less than $10.00 per share, as indicated in the attached Instruction Form net to you in cash, without interest.

          2. The priority in which certificates will be purchased in the event of proration may be designated.

          3. The Offer to Purchase is not conditioned on any minimum number of shares being tendered. The Offer to Purchase is, however, subject to other conditions described in the Offer to Purchase.

          4. The Offer to Purchase, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern time, on Friday, December 15, 2000, unless the Offer to Purchase is extended.

          5. The Offer to Purchase is for 1,500,000 shares, constituting approximately 33% of the shares outstanding as of November 9, 2000.

          6. Wolohan's Board of Directors has approved the making of the Offer to Purchase. However, neither Wolohan nor Wolohan's Board of Directors nor the Dealer Manager is making any recommendation whether you should tender or refrain from tendering your shares or at what purchase price you should choose to tender your shares. You must make the decision whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them.

     Wolohan will, upon the terms and subject to the conditions of the offer, accept all your shares for purchase if:

     - you owned beneficially or of record an aggregate of fewer than 100 shares;

     - you instruct us to tender on your behalf all your shares at or below the purchase price before the Expiration Date; and

     - you complete the section entitled "Odd Lots" in the attached Instruction Form.

     If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

     If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

     Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

     As described in the Offer to Purchase, if more than 1,500,000 shares, or any greater number of shares as Wolohan may elect to purchase, have been properly tendered at or below the purchase price and not properly withdrawn before the Expiration Date, Wolohan will purchase tendered shares on the basis described below:

          1. First, all shares tendered and not withdrawn before the Expiration Date by any Odd Lot Holder who:

             (a) tenders all shares owned beneficially or of record by the Odd Lot Holder at a price at or below the purchase price (tenders of less than all shares owned by the Odd Lot Holder will not qualify for this preference); and

             (b) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          2. Second, after purchase of all of the foregoing shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other shares properly tendered at prices at or below the purchase price and not properly withdrawn before the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in the Offer to Purchase.

     The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Wolohan. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Wolohan residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction.
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                                INSTRUCTION FORM
            INSTRUCTIONS FOR TENDER OF SHARES OF WOLOHAN LUMBER CO.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 9, 2000 and the related Letter of Transmittal in connection with the offer by Wolohan Lumber Co., a Michigan corporation, to purchase shares of its common stock, $1.00 par value per share. Wolohan is offering to purchase up to 1,500,000 shares at a price not greater than $12.00 nor less than $10.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. Wolohan's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement dated as of February 16, 2000, between Wolohan and Registrar and Transfer Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

     This will instruct you to tender to Wolohan, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of offer.

   Number of shares to be tendered:
------------------------------ shares.*
                                    Odd Lots

[ ] By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

    In addition, the undersigned is tendering shares either (check one box):

[ ] at the purchase price, as it will be determined by Wolohan in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

[ ] at the price per share indicated below under "Price (In Dollars) per Share at Which Shares Are Being Tendered."

                               CONDITIONAL TENDER

     A tendering shareholder may condition his or her tender of shares upon Wolohan purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Wolohan pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased is:
     -------------------------------------- shares.

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.
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  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                   THE SHARES WILL NOT BE PROPERLY TENDERED.
               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

     By checking one of the following boxes below instead of the box under "Shares Tendered at Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Wolohan for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ] $10.000
[ ] $10.125
[ ] $10.250
[ ] $10.375
[ ] $10.500
[ ] $10.625
[ ] $10.750
[ ] $10.875
[ ] $11.000
[ ] $11.125
[ ] $11.250
[ ] $11.375
[ ] $11.500
[ ] $11.625
[ ] $11.750
[ ] $11.875
[ ] $12.000

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
                (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

[ ] The undersigned wants to maximize the chance of having Wolohan purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Wolohan in accordance with the terms of the offer. This action could result in receiving a price per share of as low as $10.00.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                  SIGN HERE:

                                  Signature(s):
                                  ----------------------------------------------

                                  Print Name(s):
                                  ----------------------------------------------

                                  Address(es):
                                  ----------------------------------------------

                                  Area Code
                                  and Telephone Number:

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                                  Taxpayer Identification or
                                  Social Security Number:

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Date:           , 2000